                                                                     Exhibit 8.2


                                                                    June 9, 2000

EXFO Electro-Optical Engineering Inc./
     EXFO Ingenierie Electro-Optique Inc.
465 Godin Avenue
Vanier, Quebec
Canada, G1M 3G7

             EXFO Electro-Optical Engineering Inc./EXFO Ingenierie
                              Electro-Optique Inc.
                       Registration Statement on Form F-1
                       __________________________________

Ladies and Gentlemen:

     We have acted as United States federal income tax counsel for EXFO Electro-Optical Engineering Inc./EXFO Ingenierie Electro-Optique Inc. (the "Company") in connection with the offering (the "Offering") of 6,000,000 subordinate voting shares of the Company's capital stock (the "Shares").

     We are giving this opinion in connection with the Registration Statement on Form F-1, as amended (the "Registration Statement"), relating to the registration by the Company of the Shares to be offered in the Offering, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

     In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that each such agreement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

     Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively, and any such change could affect our opinion.

     The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

     We hereby confirm the opinion set forth under the caption "Tax Considerations - United States Taxation" in the Registration Statement. While such description discusses the material anticipated United States federal income tax consequences applicable to certain U.S. Holders, it does not purport to discuss all United States federal income tax consequences and our opinion is limited to those United States federal income tax consequences specifically discussed therein.

     In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.

     We are furnishing this letter in our capacity as United States federal income tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the captions "Tax Considerations - United States Taxation" and "Legal Matters" in the Registration Statement. The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act.

                                   Very truly yours,



                                   /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON